Exhibit 99.1

Schwazze Announces Second Quarter 2023 Financial Results

Q2 Revenue of $42.4 Million; Income from Operations of $5.0 Million;

Adjusted EBITDA of $13.8 Million or 33% of revenue

Generated $2.7 Million of Operating Cash Flow

DENVER, CO, August 9, 2023 – Medicine Man Technologies, Inc., operating as Schwazze, (OTCQX: SHWZ) (NEO: SHWZ) (“Schwazze” or the “Company”), today announced financial and operational results for the second quarter ended June 30, 2023.

Second Quarter 2023 Summary

	For the Three Months Ended
$ in Thousands USD	June 30, 2023	March 31, 2023	June 30, 2022
Revenue	$42,375	$40,001	$44,263
Gross Profit	$24,519	$23,033	$25,156
Income from Operations	$4,957	$5,650	$9,036
Adjusted EBITDA[1]	$13,814	$14,525	$15,021
Operating Cash Flow	$2,683	$(880)	$(13,486)

Management Commentary

“We continued to execute on our ‘go deep’ retail strategy in the second quarter, demonstrated by our acquisitions of Everest Apothecary in New Mexico in June, as well as Standing Akimbo and Smokey’s in Colorado,” said Nirup Krishnamurthy, CEO of Schwazze. “Although it is early in the integration process and these stores have yet to ramp, in July we began to recognize synergies from bulk purchasing, introducing new product assortment, and leveraging best cultivation practices to improve yields, among other improvements. We expect to realize additional benefits as we further integrate our assets in the months ahead.

“The cannabis market environment in Colorado and New Mexico remains a challenge due to pricing pressure and license proliferation in key markets. However, we are beginning to see early signs of wholesale pricing stabilization in Colorado and are hyper-focused on customer acquisition and experience, while maintaining our brand standards and margin through targeted promotions for customers. Through these efforts, we increased market share in both Colorado and New Mexico, demonstrating the effectiveness of our operating playbook and acquisition strategy, as well as our ability to execute in a competitive environment.

“Looking ahead, we will continue to run a lean operation while implementing the Schwazze retail playbook across our markets to expand our customer base, increase labor and price optimization, and improve customer loyalty and brand penetration. We are well positioned to continue driving strong adjusted EBITDA margins and consistent cash flow generation in 2023.”

1 Adjusted EBITDA represents earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash share-based compensation, one-time transaction related expenses, or other non-operating costs. The Company uses adjusted EBITDA as it believes it better explains the results of its core business.

Recent Highlights

●	Completed the acquisition of Everest Apothecary in June, increasing the Company’s New Mexico operations to 32 dispensaries, four cultivation facilities, two manufacturing facilities and over 400 employees statewide.
●	Appointed Nirup Krishnamurthy as Chief Executive Officer.
●	Acquired two Colorado retail dispensaries from Smokey’s Cannabis Company.
●	Acquired Standing Akimbo, the largest medical cannabis dispensary in Colorado, and opened the Company’s first medical dispensary in Colorado Springs under the Standing Akimbo banner.
●	Ecommerce penetration in New Mexico and Colorado grew approximately 45% and 15%, respectively, compared to the first quarter of 2023 when the program was first launched.
●	Experienced 17% sequential growth of new customer loyalty members in the second quarter of 2023.

Second Quarter 2023 Financial Results

Total revenue in the second quarter of 2023 was $42.4 million compared to $44.3 million for the same quarter last year. The decrease was primarily due to lower wholesale revenue resulting from a 25% year-over-year decline in wholesale pricing and the proliferation of new licenses in key New Mexico markets, partially offset by growth from new stores compared to the prior year period.

Gross profit for the second quarter of 2023 was $24.5 million or 57.9% of total revenue, compared to $25.2 million or 56.8% of total revenue for the same quarter last year. The increase in gross margin was primarily driven by efficiency gains across retail, cultivation, and production, partially offset by the aforementioned wholesale pricing pressure.

Operating expenses for the second quarter of 2023 were $19.6 million compared to $16.1 million for the same quarter last year. The increase was primarily due to the four-wall SG&A increases associated with 27 additional stores in Colorado and New Mexico that are still ramping, as well as an increase in stock-based compensation. This was partially offset by efficiencies implemented throughout the Company’s operations.

Income from operations for the second quarter of 2023 was $5.0 million compared to $9.0 million in the same quarter last year. Net loss was $6.6 million compared to net income of $33.8 million for the second quarter of 2022, primarily driven by a $35.2 million change in the non-cash accounting revaluation of the derivative liability related to the Company’s convertible note.

Adjusted EBITDA for the second quarter of 2023 was $13.8 million or 32.6% of revenue, compared to $15.0 million or 33.9% of revenue for the same quarter last year. The decrease in adjusted EBITDA margin was primarily driven by lower revenue and higher SG&A associated with new stores that are still ramping, partially offset by improved gross margin.

As of June 30, 2023, cash and cash equivalents were $19.9 million compared to $38.9 million on December 31, 2022, while operating working capital increased by $5.8 million to $10.0 million during this period. Total debt as of June 30, 2023, was $155.4 million compared to $127.8 million on December 31, 2022.

Schwazze CFO Forrest Hoffmaster added, “In addition to our focus on top line growth, supply chain efficiencies and cash generation, we are capitalizing on our hyper-regional retail strategy with a series of cost optimization programs that are improving our cash position and margins. We have begun to see the benefit of these initiatives and expect to drive further improvements in the months ahead.”

Conference Call

The Company will conduct a conference call today, August 9, 2023, at 5:00 p.m. Eastern time to discuss its results for the second quarter ended June 30, 2023.

Schwazze management will host the conference call, followed by a question-and-answer period. Interested parties may submit questions to the Company prior to the call by emailing ir@schwazze.com.

Date: Wednesday, August 9, 2023

Time: 5:00 p.m. Eastern time

Toll-free dial-in number: (888) 664-6383

International dial-in number: (416) 764-8650

Conference ID: 70252888

Webcast: SHWZ Q2 2023 Earnings Call

The conference call will also be broadcast live and available for replay on the investor relations section of the Company’s website at https://ir.schwazze.com.

Toll-free replay number: (888) 390-0541

International replay number: (416) 764-8677

Replay ID: 252888

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

About Schwazze

Schwazze (OTCQX: SHWZ) (NEO: SHWZ) is building a premier vertically integrated regional cannabis company with assets in Colorado and New Mexico and will continue to take its operating system to other states where it can develop a differentiated regional leadership position. Schwazze is the parent company of a portfolio of leading cannabis businesses and brands spanning seed to sale.

Schwazze is anchored by a high-performance culture that combines customer-centric thinking and data science to test, measure, and drive decisions and outcomes. The Company’s leadership team has deep expertise in retailing, wholesaling, and building consumer brands at Fortune 500 companies as well as in the cannabis sector.

Medicine Man Technologies, Inc. was Schwazze’s former operating trade name. The corporate entity continues to be named Medicine Man Technologies, Inc. Schwazze derives its name from the pruning technique of a cannabis plant to enhance plant structure and promote healthy growth. To learn more about Schwazze, visit www.schwazze.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intends,” “plans,” “strategy,” “prospects,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other words of similar meaning in connection with a discussion of future events or future operating or financial performance, although the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements are not guarantees of future events or performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control and cannot be predicted or quantified. Consequently, actual events and results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) regulatory limitations on our products and services and the uncertainty in the application of federal, state, and local laws to our business, and any changes in such laws; (ii) our ability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (iii) our ability to identify, consummate, and integrate anticipated acquisitions; (iv) general industry and economic conditions; (v) our ability to access adequate capital upon terms and conditions that are acceptable to us; (vi) our ability to pay interest and principal on outstanding debt when due; (vii) volatility in credit and market conditions; (viii) the loss of one or more key executives or other key employees; and (ix) other risks and uncertainties related to the cannabis market and our business strategy. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise except as required by law.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

ir@schwazze.com

MEDICINE MAN TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

For the Periods Ended June 30, 2023 and December 31, 2022

Expressed in U.S. Dollars

	June 30,	December 31,
	2023	2022
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash & Cash Equivalents	$19,872,099	$38,949,253
Accounts Receivable, net of Allowance for Doubtful Accounts	6,179,662	4,471,978
Inventory	33,821,282	22,554,182
Notes Receivable - Current, net	—	11,944
Marketable Securities, net of Unrealized Loss of $1,816 and Loss of $39,270, respectively	456,099	454,283
Prepaid Expenses & Other Current Assets	6,203,056	5,293,393
Total Current Assets	66,532,198	71,735,033
Non-Current Assets
Fixed Assets, net Accumulated Depreciation of $7,007,889 and $4,899,977, respectively	31,128,357	27,089,026
Investments	2,000,000	2,000,000
Goodwill	75,968,130	94,605,301
Intangible Assets, net Accumulated Amortization of $24,981,817 and $16,290,862, respectively	168,892,605	107,726,718
Note Receivable - Non-Current, net	1,313	—
Other Non-Current Assets	1,222,805	1,527,256
Operating Lease Right of Use Assets	23,213,504	18,199,399
Total Non-Current Assets	302,426,714	251,147,700
Total Assets	$368,958,912	$322,882,733

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$12,105,250	$10,701,281
Accounts Payable - Related Party	6,073	22,380
Accrued Expenses	6,398,115	7,462,290
Derivative Liabilities	6,538,485	16,508,253
Lease Liabilities - Current	4,026,595	3,139,289
Current Portion of Long Term Debt	6,583,334	2,250,000
Income Taxes Payable	14,113,477	7,297,815
Total Current Liabilities	49,771,329	47,381,308
Non-Current Liabilities
Long Term Debt, net of Debt Discount & Issuance Costs	148,861,810	125,521,520
Lease Liabilities - Non-Current	22,096,232	17,314,464
Deferred Income Taxes, net	178,031	502,070
Total Non-Current Liabilities	171,136,073	143,338,054
Total Liabilities	$220,907,402	$190,719,362

Stockholders’ Equity
Preferred Stock, $0.001 Par Value. 10,000,000 Shares Authorized; 86,994 Shares Issued and 86,994 Shares Outstanding as of June 30, 2023 and 86,994 Shares Issued and 86,994 Shares Outstanding as of December 31, 2022.	87	87
Common Stock, $0.001 Par Value. 250,000,000 Shares Authorized; 71,730,449 Shares Issued and 70,590,451 Shares Outstanding as of June 30, 2023 and 56,352,545 Shares Issued and 55,212,547 Shares Outstanding as of December 31, 2022.	71,730	56,353
Additional Paid-In Capital	201,116,605	180,381,641
Accumulated Deficit	(51,103,785)	(46,241,583)
Common Stock Held in Treasury, at Cost, 920,150 Shares Held as of June 30, 2023 and 920,150 Shares Held as of December 31, 2022.	(2,033,127)	(2,033,127)
Total Stockholders’ Equity	148,051,510	132,163,371
Total Liabilities & Stockholders’ Equity	$368,958,912	$322,882,733

MEDICINE MAN TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME AND (LOSS)

For the Three and Six Months Ended June 30, 2023 and 2022

Expressed in U.S. Dollars

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating Revenues
Retail	$38,098,957	$38,138,799	$73,919,068	$64,664,515
Wholesale	4,274,483	6,080,843	8,333,408	11,288,231
Other	1,660	43,750	123,560	88,200
Total Revenue	42,375,100	44,263,392	82,376,036	76,040,946
Total Cost of Goods & Services	17,856,050	19,106,944	34,824,320	39,946,995
Gross Profit	24,519,050	25,156,448	47,551,716	36,093,951
Operating Expenses
Selling, General and Administrative Expenses	8,838,936	6,666,044	19,054,847	13,521,755
Professional Services	487,860	1,516,544	1,675,224	4,101,016
Salaries	7,389,172	7,240,368	13,154,165	12,537,145
Stock Based Compensation	2,845,691	697,842	3,060,235	1,688,925
Total Operating Expenses	19,561,659	16,120,798	36,944,471	31,848,841
Income from Operations	4,957,391	9,035,650	10,607,245	4,245,110
Other Income (Expense)
Interest Expense, net	(7,890,439)	(7,489,205)	(15,636,294)	(14,791,459)
Unrealized Gain (Loss) on Derivative Liabilities	1,468,083	36,705,764	9,969,768	23,288,292
Other Loss	—	—	—	7
Unrealized Gain (Loss) on Investments	—	(5,264)	1,816	(13,813)
Total Other Income (Expense)	(6,422,356)	29,211,295	(5,664,710)	8,483,027
Pre-Tax Net Income (Loss)	(1,464,965)	38,246,945	4,942,535	12,728,137
Provision for Income Taxes	5,142,559	4,405,962	9,804,737	5,665,856
Net Income (Loss)	$(6,607,524)	$33,840,983	$(4,862,202)	$7,062,281

Less: Accumulated Preferred Stock Dividends for the Period	(2,353,883)	(1,766,575)	(4,383,277)	(3,510,019)
Net Income (Loss) Attributable to Common Stockholders	$(8,961,407)	$32,074,408	$(9,245,479)	$3,552,262

Earnings (Loss) per Share Attributable to Common Stockholders
Basic Earnings (Loss) per Share	$(0.15)	$0.65	$(0.16)	$0.07
Diluted Earnings (Loss) per Share	$(0.15)	$0.24	$(0.16)	$0.03

Weighted Average Number of Shares Outstanding - Basic	60,538,317	49,178,494	57,999,461	49,178,494
Weighted Average Number of Shares Outstanding - Diluted	60,538,317	133,481,667	57,999,461	133,481,667
Comprehensive Income (Loss)	$(6,607,524)	$33,840,983	$(4,862,202)	$7,062,281

MEDICINE MAN TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2023 and 2022

Expressed in U.S. Dollars

	For the Six Months Ended
	June 30,
	2023	2022
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net Income (Loss) for the Period	$(4,862,202)	$7,062,281
Adjustments to Reconcile Net Income (Loss) to Cash for Operating Activities
Depreciation & Amortization	10,826,289	1,553,817
Non-Cash Interest Expense	1,992,280	2,165,366
Non-Cash Lease Expense	3,316,171	4,705,059
Deferred Taxes	(324,039)	—
Change in Derivative Liabilities	(9,969,768)	(23,288,292)
Amortization of Debt Issuance Costs	843,025	843,025
Amortization of Debt Discount	4,088,319	3,590,017
(Gain) Loss on Investments, net	(1,816)	13,813
Stock Based Compensation	3,060,235	776,917
Changes in Operating Assets & Liabilities (net of Acquired Amounts):
Accounts Receivable	(923,614)	(1,689,914)
Inventory	(5,937,100)	3,924,172
Prepaid Expenses & Other Current Assets	(909,663)	(5,219,898)
Other Assets	304,451	(185,589)
Change in Operating Lease Liabilities	(2,661,202)	(8,873,051)
Accounts Payable & Other Liabilities	(3,853,458)	5,922,458
Income Taxes Payable	6,815,662	(1,163,770)
Net Cash Provided by (Used in) Operating Activities	1,803,570	(9,863,589)

Cash Flows from Investing Activities:
Collection of Notes Receivable	10,631	—
Cash Consideration for Acquisition of Business, net of Cash Acquired	(15,834,378)	(56,875,923)
Purchase of Fixed Assets	(4,704,093)	(7,076,116)
Purchase of Intangible Assets	—	(2,825)
Net Cash Provided by (Used in) Investing Activities	(20,527,840)	(63,954,864)

Cash Flows from Financing Activities:
Payment on Notes Payable	(750,000)	—
Proceeds from Issuance of Common Stock, net of Issuance Costs	397,116	1,280,660
Net Cash Provided by (Used in) Financing Activities	(352,884)	1,280,660

Net (Decrease) in Cash & Cash Equivalents	(19,077,154)	(72,537,793)
Cash & Cash Equivalents at Beginning of Period	38,949,253	106,400,216
Cash & Cash Equivalents at End of Period	$19,872,099	$33,862,423

Supplemental Disclosure of Cash Flow Information:
Cash Paid for Interest	$10,931,090	$9,004,575

MEDICINE MAN TECHNOLOGIES, INC.

ADJUSTED EBITDA RECONCILIATION (NON-GAAP)

For the Three and Six Months Ended June 30, 2023 and 2022

Expressed in U.S. Dollars

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net Income (Loss)	$(6,607,524)	$33,840,983	$(4,862,202)	$7,062,281
Interest Expense, net	7,890,439	7,489,205	15,636,294	14,791,459
Provision for Income Taxes	5,142,559	4,405,962	9,804,737	5,665,856
Other (Income) Expense, net of Interest Expense	(1,468,083)	(36,700,500)	(9,971,584)	(23,274,486)
Depreciation & Amortization	3,865,190	2,960,603	10,478,004	5,506,627
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (non-GAAP)	$8,822,581	$11,996,253	$21,085,249	$9,751,737
Non-Cash Stock Compensation	2,845,691	697,842	3,060,235	1,688,925
Deal Related Expenses	733,718	1,656,529	1,929,520	3,913,463
Capital Raise Related Expenses	—	41,312	35,068	605,632
Inventory Adjustment to Fair Market Value for Purchase Accounting	—	246,613	—	6,507,047
Severance	185,681	44,537	304,117	49,102
Retention Program Expenses	115,000	—	395,632	—
Employee Relocation Expenses	26,468	332	52,175	19,110
Other Non-Recurring Items	1,085,005	338,050	1,477,028	334,632
Adjusted EBITDA (non-GAAP)	$13,814,144	$15,021,468	$28,339,024	$22,869,648
Revenue	42,375,100	44,263,392	82,376,036	76,040,946
Adjusted EBITDA Percent	32.6%	33.9%	34.4%	30.1%

MEDICINE MAN TECHNOLOGIES, INC.

OPERATING WORKING CAPITAL RECONCILIATION (NON-GAAP)

For the Periods Ended June 30, 2023 and December 31, 2022

Expressed in U.S. Dollars

	June 30,	December 31,
	2023	2022
Current Assets	$66,532,198	$71,735,033
Less: Cash & Cash Equivalents	(19,872,099)	(38,949,253)
Adjusted Current Assets (non-GAAP)	46,660,099	32,785,780

Current Liabilities	$49,771,329	$47,381,308
Less: Derivative Liabilities	(6,538,485)	(16,508,253)
Less: Current Portion of Long Term Debt	(6,583,334)	(2,250,000)
Adjusted Current Liabilities (non-GAAP)	36,649,510	28,623,055

Operating Working Capital (non-GAAP)	$10,010,589	$4,162,725